News Release

Berry Petroleum Company                         Phone (661) 616-3900
5201 Truxtun Avenue, Suite 300                   E-mail:  ir@bry.com
Bakersfield, California 93309-0640            Internet:  www.bry.com

Contacts:
Robert F. Heinemann, Chairman, Interim President and Interim CEO
Ralph J. Goehring, Senior Vice President and CFO


               BERRY PETROLEUM COMPANY TO PROVIDE LIVE
         WEBCAST OF MAY 20, 2004 ANNUAL SHAREHOLDER MEETING

BAKERSFIELD, CA - (BUSINESS WIRE) - May 17, 2004 - Berry Petroleum Company (NYSE: BRY), an independent oil and gas producer, will provide a live webcast of its annual shareholder meeting to be held in Bakersfield, CA on Thursday, May 20, 2004 at 3:30 pm Pacific time. Participation via the web will be in a listen-only format. A web-based replay of the meeting will also be available for 60 days following the meeting.

This event is being webcast by CCBN/Thompson and can be accessed through the Investor Center at Berry's web site at www.bry.com. The webcast is also being distributed over CCBN/Thompson's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through the individual investor center at www.fulldisclosure.com. Institutional investors can access the call via CCBN/Thompson's password-protected event management site, StreetEvents (www.streetevents.com).

Berry Petroleum Company is a publicly traded independent oil and  gas
production   and  exploitation  company  with  its  headquarters   in
Bakersfield, California.

This release may contain descriptions of the Company's expectations regarding future business activities. These forward-looking statements are made in reliance upon safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Accordingly, actual results may differ materially from those contemplated by the forward-looking statements.



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